Exhibit 1.1

PHARMASSET, INC.

(a Delaware corporation)

1,600,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January 27, 2010

PHARMASSET, INC.

(a Delaware corporation)

1,600,000 Shares of Common Stock

(Par Value $0.001 per Share)

UNDERWRITING AGREEMENT

January 27, 2010

Leerink Swann LLC

One Federal Street, 37th Floor

Boston, MA 02110

Ladies and Gentlemen:

Pharmasset, Inc., a Delaware corporation (the “Company”), confirms its agreement with Leerink Swann LLC (“Leerink Swann”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Leerink Swann is acting as representative (in such capacity, the “Representative”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in said Schedule A, and (ii) the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 230,400 additional shares of Common Stock. The aforesaid 1,600,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 230,400 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” If the only firm named in Schedule A hereto is Leerink Swann, then the term “Underwriters” shall be deemed to refer solely to Leerink Swann.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-151749) (the “Base Registration Statement”), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B (or Rule 430A of the 1933 Act Regulations, as applicable) is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted the Rule 430B Information is herein called a “preliminary prospectus.” The Base Registration Statement, at any given time, including all exhibits, financial schedules and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended from time to time, and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing, if applicable, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(a) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Base Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Base Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The date of this Agreement is not more than three years subsequent to the initial effective date of the Base Registration Statement.

At the respective times the Base Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the 1933 Act) and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Base Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:15 P.M. (Eastern time) on January 27, 2010 or such other time as agreed upon in writing by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” (as defined in Rule 433)), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection 1 shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the foregoing, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Base Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) At the time of filing the Base Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(c) The documents incorporated or deemed to be incorporated by reference in the Base Registration Statement, any Rule 462(b) Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission under the 1934 Act (the “1934 Regulations”), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made or are made, not misleading.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company (a “Material Adverse Effect”).

(e) The Company has no subsidiaries.

(f) Except for the Current Report on Form 8-K filed by the Company with the Commission on January 22, 2009 (the “January Report”), the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the 1934 Act, which shall be governed by the next clause of this sentence); the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the 1934 Act; and the failure to file the January Report in a timely manner under the 1934 Act does not and will not impair the ability of the Company to use the Registration Statement.

(g) The Company has not distributed and will not distribute, prior to the later of the Closing Time (as defined below) and the completion of the Underwriters’ sale of the Securities, any offering material in connection with the sale of the Securities other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters or the Registration Statement.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized capital stock of the Company is as set forth in each of the General Disclosure Package and the Prospectus. The issued and outstanding capital stock of the Company is as set forth in each of the General Disclosure Package and the Prospectus as of and at the dates indicated in each such document. The issued and outstanding capital stock of the Company as of the date hereof consists of 28,318,573 shares of Common Stock. The Common Stock (including the Securities) conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no Company authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, other than those described in the General Disclosure Package and the Prospectus or options granted after September 30, 2009 under the Company’s 2007 Equity Incentive Plan, as in effect on the date hereof. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the General

Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(j) The Company is not required to file a Notification Form: Listing of Additional Shares relating to the Securities with The NASDAQ Stock Market, LLC (“NASDAQ”). The Company will file in a timely manner a Notification Form: Change in the Number of Shares Outstanding with NASDAQ reflecting the issuance of the Securities. The Common Stock is registered under Section 12(b) of the 1934 Act and is listed on the Global Market of NASDAQ. The Company is currently in compliance with, and has at all times since January 1, 2009 been in compliance with, the listing requirements of the Global Market of NASDAQ. The Company has no reason to believe that it will not continue to be in compliance with all such listing requirements.

(k) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company, against payment of the applicable purchase price therefor, pursuant to this Agreement at the Closing Time, will be validly issued, fully paid and nonassessable.

(l) The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its certificate of incorporation or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clause (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the General Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the certificate of incorporation or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the General Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, applicable state securities or blue sky laws, with NASDAQ and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(m) Except as otherwise disclosed in the Registration Statement and the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company; (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(n) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters which would, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(o) The Company is not, and after giving effect to the transactions contemplated hereby, by the General Disclosure Package and by the Prospectus will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p) Except as otherwise disclosed in the Registration Statement and the General Disclosure Package, (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the

Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Laws, require expenditures to be incurred pursuant to Environmental Laws, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(q) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(r) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(s) Neither the Company nor, to the knowledge of the Company, any director, officer, or employee of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company has conducted its business in compliance with the FCPA.

(t) To the Company’s knowledge, the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is based on or derived from sources that are materially reliable and accurate.

(u) The preclinical and clinical studies and tests conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package or the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical and clinical study (as applicable) of new drugs or diagnostics as applied to products comparable to those being developed by the Company. The descriptions of the results of the preclinical and clinical studies and tests contained in the Registration Statement, the General Disclosure Package or the Prospectus are accurate and complete in all material respects.

(v) The Company has (i) orally, to the Underwriters or to counsel to the Underwriters, fairly summarized in all material respects the substance of all of its material communications with representatives of the FDA; and (ii) no knowledge of any pending communication from the FDA that would cause the Company to revise its strategy for seeking marketing approval from the FDA for any of the Company’s products under development as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(w) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(x) Grant Thornton LLP (“Grant Thornton”), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission as a part of or incorporated by reference in the Registration Statement and included in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1934 Act and the applicable rules and regulations thereunder.

(y) The financial statements filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

(z) No labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor dispute with the employees of any of its principal suppliers that could have a Material Adverse Effect.

(aa) Except as described in the Registration Statement and the General Disclosure Package, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) that are necessary for the conduct of the Company’s business as now conducted or, in connection with its major product candidates, as proposed in each of the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement and the General Disclosure Package, (i) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property that would have a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property that would have a Material Adverse Effect; (iv) to the Company’s knowledge there is no pending or, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) the Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; and (vi) to the Company’s knowledge, the product candidates described in the General Disclosure Package and the Prospectus, if any, as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company, and nothing has come to the Company’s attention that causes it to believe that such patents are not valid or enforceable.

(bb) The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business which, singly or in the aggregate, if not obtained, would have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(cc) Except as set forth in the Registration Statement and the General Disclosure Package, the Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(y) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(dd) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by it and, if due and payable, any similar assessment or related fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(y) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(ee) Except as described in the Registration Statement and the General Disclosure Package, the Company is insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business. All policies of insurance insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(ff) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and will not take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Securities contemplated hereby.

(gg) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the 1934 Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, (ii) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and (iii) are sufficient to provide reasonable assurances with respect to the performance of the functions for which they were established. The auditors have not brought to the Company’s attention any material weakness in the Company’s internal control over financial reporting (whether or not remediated). Based on the most recent evaluation of the Company’s controls and procedures, the Company is not aware of (a) any significant deficiency in the design or operation of its internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or, (b) any material weaknesses in its internal controls or (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. To the Company’s knowledge, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) Except for the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(jj) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement and the General Disclosure Package.

(kk) There is and has been no material failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are applicable to the Company. The Company is currently in compliance with, and has at all times since January 1, 2009 been in compliance with, Section 10A-3 of the 1934 Act.

(ll) The Company (i) does not have any material lending relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(mm) To the Company’s knowledge, except for G. Steven Burrill and his affiliates, there are no affiliations or associations between any member of FINRA and the Company or any of its subsidiaries or between any member of FINRA and any of the officers or directors of the Company, any beneficial holder of five percent or more of any class of the Company’s securities or any beneficial owner of the Company’s unregistered equity securities that were acquired after August 1, 2009. The Company does not intend to direct at least five percent of the net proceeds from the sale of the Shares to any Underwriter or any affiliate (as defined in FINRA Rule 2720) or associated person of an Underwriter, in the aggregate.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 230,400 shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the fourth (third, if the pricing occurs before 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Subject to Section 10, Leerink Swann, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in the City of Boston not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration

Statement at the time it became effective) or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will, upon request, deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith ) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Base Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Restriction on Sale of Securities. The Company also covenants with the Underwriters that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the offering of the Securities, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission (other than (i) on Form S-8 in respect of shares of Common Stock issuable under the Company’s 2007 Equity Incentive Plan, as in effect on the date hereof or (ii) on Form S-3 in respect of shares of Common Stock that may be offered and sold by the Company on a continuous or delayed basis pursuant to Rule 415) relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the Company’s issuance of shares of Common Stock or options to purchase shares of Common Stock, or shares of Common Stock upon exercise of options, pursuant to the Company’s 1998 Stock Plan or 2007 Equity Incentive Plan, each as in effect on the date hereof or (c) the Company’s issuance of shares of Common Stock upon exercise of warrants to purchase

Common Stock outstanding on the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the lock-up restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the lock-up restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial lock-up restricted period.

(i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(j) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) Compliance with Registration Statement. The Company will comply with all the undertakings contained in the Registration Statement.

(l) Section 10A-3. From the date hereof until the first anniversary of the Closing Time, the Company will comply with Section 10A-3 of the 1934 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Global Market of NASDAQ, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i). It is understood that, subject to this section and Section 4(b) hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their accountable and reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder that are required to be performed or satisfied by it at or prior to the Closing Time, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B. The Company has paid any and all required registration fees relating to the Securities within the time, and in the manner, required by the 1933 Act and the 1933 Act Regulations.

(b) Opinions of Counsel for the Company. At Closing Time, the Representative shall have received (i) an opinion of Pepper Hamilton LLP, counsel for the Company, dated as of such Closing Time, substantially in the form attached as Exhibit B, (ii) the favorable opinion of in-house counsel for the Company, dated as of such Closing Time, substantially in the form attached as Exhibit C, and (iii) the favorable opinion of Duane Morris LLP, patent and litigation counsel for the Company, dated as of such Closing Time, substantially in the form attached as Exhibit D, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to such matters as the Representative may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated as of such Closing Time, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificates.

(i) At Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(ii) The Representative shall have received at the Closing Time a certificate, dated the Closing Time and signed by an executive officer of the Company, to the effect that (A) at Closing Time, there has not occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company that is material and adverse, and (B) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Time. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(iii) The Representative shall have received at the Closing Time a certificate, executed by the Chief Financial Officer of the Company and dated the Closing Time, substantially in the form attached as Exhibit E.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Grant Thornton LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Trading of Securities. At Closing Time, the Securities may be traded on the Global Market of NASDAQ.

(h) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative or its counsel on or before the date hereof, shall be in full force and effect at the Closing Time.

(i) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificates. (x) A certificate, dated such Date of Delivery, of an executive officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(ii) hereof remains true and correct as of such Date of Delivery, and (y) a certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(iii) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinions of (x) Pepper Hamilton LLP, counsel for the Company, (y) in-house counsel for the Company and (z) Duane Morris LLP, patent counsel for the Company, in each case, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b).

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated such Date of

Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Grant Thornton LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Leerink Swann expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent it shall elect, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified parties; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel)

separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that after notice from the indemnifying party to an indemnified party that the indemnifying party has elected to assume the defense of any action, the indemnifying party shall not be liable to such indemnified party for any legal fees or expenses of any other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the

Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, which, in the reasonable judgment of the Representative is material and adverse and makes it impractical or inadvisable to market the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Global Market of NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

(c) Termination of Lock-Up Agreements. In the event this Agreement is terminated for any reason, the Representative shall contemporaneously terminate or waive in their entirety the agreements referred to in Section 5(h).

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at One Federal Street, 37th Floor, Boston, MA 02110, Attention: Donald Notman, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Peter N. Handrinos, Esq.; notices to the Company shall be directed to it at 303-A College Road

East, Princeton, New Jersey 08540, Attention: Paul Lubetkin, Esq., with a copy to Pepper Hamilton LLP at 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103, Attention: Steven J. Abrams, Esq.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. The foregoing sentence notwithstanding and for the avoidance of doubt, the Confidentiality Agreement by and between the Company and Leerink Swann dated January 19, 2010 shall not be superseded by this Agreement and shall remain in effect for such term as provided therein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, PHARMASSET, INC.

By:	/S/ KURT LEUTZINGER

Title: CFO

CONFIRMED AND ACCEPTED,

as of the date first above written:

LEERINK SWANN LLC

By:	/S/ DONALD NOTMAN

Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Leerink Swann LLC	1,600,000

Total	1,600,000

SCHEDULE B

PHARMASSET, INC.

1,600,000 Shares of Common Stock

(Par Value $0.001 Per Share)

1.	The initial public offering price per share for the Securities shall be $18.75.

2.	The purchase price per share for the Securities to be paid by the several Underwriters shall be $18.00, being an amount equal to the public offering price set forth above less $0.75 per share.

SCHEDULE C

[None.]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

January __, 2010

Leerink Swann LLC

One Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

The undersigned understands that Leerink Swann LLC (“Leerink Swann”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Pharmasset, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares of the common stock, $0.001 par value per share, of the Company (the “Common Stock”).

To induce Leerink Swann to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Leerink Swann, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers of shares of Common Stock or any security convertible into Common Stock either during the undersigned’s lifetime or upon death by will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family, or (d) transfers of shares of Common Stock pursuant to any trading plan established pursuant to Rule 10b5-1 of the Exchange Act for the transfer of shares of Common Stock that has been entered into by the undersigned prior to the date of this Agreement; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Leerink Swann, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

If:

(1)	during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Leerink Swann that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and Leerink Swann are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and Leerink Swann.

Very truly yours,

(Name)
(Address)

EXHIBIT B

FORM OF OPINION OF PEPPER HAMILTON LLP

Opinion of Pepper Hamilton LLP, counsel for the Company, to be delivered pursuant to Section 5(b)(i) of the Underwriting Agreement.

Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Underwriting Agreement.

1.     The Company is a corporation validly existing and in good standing under the law of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Prospectus.

2.     The Company (a) has the corporate power to execute, deliver and perform the Underwriting Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

3. The Underwriting Agreement has been duly executed and delivered by the Company.

4.     The Shares have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to preemptive rights pursuant to the DGCL, the certificate of incorporation or by-laws of the Company, or similar contractual rights granted by the Company pursuant to any contract or agreement listed on Schedule A to this letter.

5.     The statements in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to summarize certain provisions of the Common Stock or documents referred to therein, constitute a fair and accurate summary of those provisions and fairly summarize in all material respects the documents referred to therein. The statements in the Prospectus Supplement under the caption “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects such legal matters.

6.     No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance of the Underwriting Agreement by the Company and the issuance by the Company of the Shares, except as have been obtained and are in full force and effect under the Securities Act, or as may be required under the state securities or blue sky laws of any jurisdiction in the United States (as to which we express no opinion) in connection with the sale of the Shares.

7.     The execution and delivery by the Company of the Underwriting Agreement do not, and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section thereof, as to which no opinion is expressed herein) will not (a) result in a violation of the Company’s certificate of incorporation or by-laws; (b) result in a violation of Applicable Law, or, to our knowledge, based solely upon a docket search conducted in the Superior Court of Mercer County, New Jersey and the United States District Court for the District of New Jersey as of January 19, 2010, any order, writ, judgment, injunction, decree, determination or award binding on the Company or its assets, or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed on Schedule A to this letter.

8.     The Company is not and, upon the closing of the Transaction, will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

9.     The statements referenced on Schedule B to this letter, insofar as such statements constitute summaries of applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, fairly summarize in all material respects the provisions purported to be summarized under such captions in the Prospectus.

On February 2, 2010, a member of the staff of the SEC orally informed us that no stop orders suspending the effectiveness of the Registration Statements have been issued under the Securities Act. To our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

We further advise you that (a) the purpose of our professional engagement was not to establish or confirm factual matters or financial or accounting matters, (b) except as expressly set forth herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus or any amendment or supplement thereto, (c) we assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements and related schedules and other financial data derived therefrom included in the Registration Statements or the Prospectus or any amendment or supplement thereto, and have not examined the accounting or financial records from which such financial statements, schedules (if any) and relevant data are derived, and (d) we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company, representatives of the Underwriter and the Underwriter’s counsel at which the contents of the Registration Statements and the Prospectus and any amendments or supplements thereto were discussed. Subject to the foregoing and based upon such participation and discussions, the Registration Statements and the Prospectus (other than the financial statements and other financial data derived therefrom contained therein or omitted therefrom, as to which we assume no responsibility as noted above) each comply in all material respects as to form with the Securities Act and the rules and regulations promulgated thereunder, and no facts have come to our attention that have caused us to believe that (i) each of the Registration Statements (other than the financial statements and other financial data derived therefrom contained therein or omitted therefrom, as to which we assume no responsibility as noted above), at the time each such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we assume no responsibility as stated above), at 9:15 PM on January 27, 2010 or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we assume no responsibility as stated above), as of January 27, 2010 or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Schedule B to Opinion of Pepper Hamilton LLP

We have reviewed certain information incorporated by reference into the Registration Statements from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 under the following captions:

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – We are subject to significant regulatory requirements which could delay, prevent, or limit our ability to market our product candidates, including RG7128, PSI-7851, PSI-938, PSI-879, and Racivir;”

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Our product candidates must undergo the conduct of rigorous clinical trials, the results of which are uncertain and could substantially delay or prevent us from bringing product candidates to market;”

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Delays in conducting clinical trials could result in increased costs to us and delay our ability to obtain regulatory approval and commercialize our product candidates;”

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Failure to recruit, enroll, and retain subjects for clinical trials may cause the development of our product candidates to be delayed or development costs to increase substantially;”

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Our product candidates may demonstrate or be associated with undesirable side effects when used alone or in combination with other products that prevent their regulatory approval or limit their use if approved;”

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our marketing approvals and our business would be seriously harmed;”

•   “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – We and our collaborators will be subject to stringent federal, state, and foreign regulation of sales and marketing of any approved product candidate and a failure to comply with these regulations could result in substantial penalties;”

•   “Risks Related to Our Business – Risks Related to Our Dependence on Third Parties – We and our collaborators depend on third parties to conduct our clinical trials, which may result in costs and delays that prevent us from obtaining regulatory approval or successfully commercializing our product candidates;”

•   “Risks Related to Our Business – Risks Related to Our Dependence on Third Parties – If parties on whom we rely to manufacture our product candidates do not manufacture the active pharmaceutical ingredients or finished products of satisfactory quality, in a timely manner, in sufficient quantities or at an acceptable cost, clinical development and commercialization of our product candidates could be delayed;” and

•   “Business – Government Regulation – Pharmaceutical Regulation in the United States.”

EXHIBIT C

FORM OF OPINION OF IN-HOUSE COUNSEL FOR THE COMPANY

Opinion of in-house counsel for the Company to be delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement.

Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Underwriting Agreement.

1. The Company’s authorized equity capitalization is as set forth in the Registration Statements, the General Disclosure Package and the Prospectus. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Registration Statements, the General Disclosure Package and the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

2. To the best of my knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statements, other than those disclosed therein or in the General Disclosure Package.

3. Except as disclosed in the General Disclosure Package and the Prospectus, to the best of my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statements or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

4. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

5. The statements in each of the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock” and “Certain Relationships and Related Party Transactions,” in the Company’s annual report on Form 10-K for the year ended September 30, 2009 filed with the SEC on November 25, 2009 under the headings “Business,” “Risk Factors” and “Legal Proceedings,” and in Items 14 and 15 of the Shelf Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, constitute a fair and accurate summary of those legal matters, agreements, documents or proceedings.

6. To the best of my knowledge, the Company (A) is not in violation of any statute, law, rule, judgment, regulation, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties or (B) is not in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except with respect to this clause (B) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

7. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

8. To the best of my knowledge, the Company is not in violation of the Certificate or Bylaws.

9. Except as disclosed in the General Disclosure Package and the Prospectus, to the best of my knowledge, the Company has not received any notice of infringement of, and to the best of my knowledge, there is no infringement of Intellectual Property of others, which infringement would, singly or in the aggregate, have a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To the best of my knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

EXHIBIT D

FORM OF OPINION OF DUANE MORRIS LLP

Opinion of Duane Morris LLP, patent and litigation counsel for the Company, to be delivered pursuant to Section 5(b)(iii) of the Underwriting Agreement.

Capitalized terms used and not otherwise defined herein have the meanings as defined in the Underwriting Agreement.

(i) We have no knowledge that the statements relating to the Covered Intellectual Property or the Claim stated or incorporated by reference into the General Disclosure Package and the Prospectus under the headings “Item 1A. Risk Factors – Risks Related to Our Intellectual Property”, “Item 1. Business – Intellectual Property” and “Item 3. Legal Proceedings” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading. The statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 under the heading “Item 3. Legal Proceedings” fairly summarize in all material respects the information purported to be summarized under such caption.

(ii) To our knowledge, and consistent with the statutory presumptions in the U.S. Patent Act, the Company owns all of the Covered Intellectual Property.

(iii) To our knowledge, the Company has not received any communication or notice alleging any act of infringement of any third party patents by the Company.

(iv) To our knowledge, and consistent with the statutory presumptions in the U.S. Patent Act, the claims of all issued and unexpired patents included in the Covered Intellectual Property are valid and enforceable under the U.S. patent laws.

(v) To our knowledge, no interference, reexamination, or other judicial or administrative proceeding pertaining to the validity or enforceability of the Covered Intellectual Property has been threatened or declared.

EXHIBIT E

CHIEF FINANCIAL OFFICER’S CERTIFICATE

February 2, 2010

I, Kurt Leutzinger, do hereby certify that I am the Chief Financial Officer of Pharmasset, Inc., a Delaware company (the “Company”) and, in my capacity as Chief Financial Officer, do hereby certify that:

1.	I am providing this Chief Financial Officer’s Certificate in connection with the offering (the “Offering”) by the Company of an aggregate of 1,600,000 shares of its common stock (the “Common Stock”), including the option to purchase 230,400 shares of Common Stock, as described in (a) the Registration Statement on Form S-3 (No. 333-151749) (the “Shelf Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2008, (b) the Registration Statement on Form S-3 (Registration No. 333-164550) filed with the SEC on January 27, 2010 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), (c) the prospectus filed with the SEC on June 26, 2008 and included as part of the Shelf Registration Statement and (d) the prospectus supplement filed with the SEC on January 28, 2010 pursuant to Rule 424(b)(5) of the Act (collectively, the “Registration Statement”).

2.	I am familiar with the accounting, operations and records systems of the Company.

3.	The materials attached as Exhibit A hereto relating to the financial data of the Company as of dates and periods subsequent to September 30, 2009 are what they purport to be and, to the best of my knowledge, are correct. As of December 31, 2009, the Company’s cash and cash equivalent balance was $[ ] million and the Company’s cash, cash equivalent and short-term investments balance was $[ ] million.

4.	I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit B, which is included and/or incorporated by reference into the Registration Statement. I have performed the following procedures with respect to the circled information identified on Exhibit B, which were applied as indicated below and, to my knowledge, such information is accurate in all material respects:

A. Compared the amount to, or recalculated such amount from, the Company’s audited consolidated financial statements or related notes to the audited consolidated financial statements and found it to be in agreement.

B. Compared the amount to, or recalculated such amount from, the Company’s unaudited consolidated financial statements or related notes to the unaudited consolidated financial statements and found it to be in agreement.

C. Compared the amount to, or recalculated such amount from, the Company’s general ledger or other accounting books and records for periods indicated and found it to be in agreement.

D. Compared the amount to, or recalculated such amount from, a schedule or report prepared by the Company from the Company’s accounting records and found it to be in agreement.

This Chief Financial Officer’s Certificate is being furnished to Leerink Swann LLC as underwriter for the Offering, solely to assist in conducting its investigation of the Company in connection with the Offering. This Chief Financial Officer’s Certificate shall not be used, quoted or otherwise referred to (other than in connection with the Offering) without the prior written consent of the Company.